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Exhibit 10.1
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                                   AGREEMENT

      THIS AGREEMENT entered into as of the 1st day of JULY, 2010 (this "Agreement"), by and between JOHN RAJALA ("Rajala"), and DYNATRONICS CORPORATION, a corporation organized and existing under the laws of the State of Utah (the "Company").

      WHEREAS, Rajala is an employee and shareholder of the Company; and

      WHEREAS, Rajala desires to sell back to the Company and the Company desires to redeem certain shares of Common Stock of the Company issued to and held by Rajala; and

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall purchase, from time to time as provided herein, and Rajala shall sell, up to Three Hundred Thousand Dollars ($300,000) of Common Stock (as defined below).

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

      Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Agreement" shall have the meaning specified in the preamble hereof.

      "Articles" shall mean the Articles of Incorporation of the Company, as amended to date.

      "Bylaws" shall mean the bylaws of the Company, as amended to date.

      "Closing" shall mean one of the closings of a Redemption pursuant to
Section 2.3.

      "Closing Bid Price" shall mean the closing bid price as reported by the Principal Market.

      "Common Stock" shall mean the Company's common stock, no par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

      "Company" shall have the meaning specified in the preamble to this Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

      "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

      "Market Price" shall mean the Closing Bid Price on the trading day immediately preceding the Redemption Date.

      "Material Adverse Effect" shall mean any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

      "Maximum Redemption Amount" shall mean, with respect to all Redemptions permitted under this Agreement, shares having an aggregate Purchase Price of Three Hundred Thousand Dollars ($300,000).

      "Principal Market" shall mean the Nasdaq Stock Market, or other principal exchange which is at the time the principal trading exchange or market for the Common Stock.

      "Purchase Price" shall mean the Market Price on such date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

      "Redemption" shall mean the right of Rajala to require the Company to purchase shares of Common Stock, subject to the terms and conditions of this Agreement, for proceeds of up to $100,000 in any twelve-month period commencing July 1, 2010, 2011, or 2012, and up to $300,000 in the aggregate.

      "Redemption Date" shall mean any Trading Day that a Redemption Notice is deemed delivered pursuant to Section 2.2(b).

      "Redemption Notice" shall mean a written notice to the Company setting forth the Redemption amount with respect to which Rajala intends to require the Company to purchase shares of Common Stock pursuant to the terms of this Agreement.

      "Redemption Shares" shall mean all shares of Common Stock redeemable pursuant to a Redemption that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

      "Regulation D" shall mean Regulation D promulgated under the Securities
Act.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall have the meaning specified in the recitals of this Agreement.

      "SEC Documents" shall mean, as of a particular date, all reports and other documents file by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the beginning of the Company's then most recently completed fiscal year as of the time in question (provided that if the datein question is within ninety days of the beginning of the Company's fiscal year, the term shall include all documents filed since the beginning of the second preceding fiscal year).

      "Short Sales" shall mean all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act.

      "Trading Day" shall mean a day on which the Principal Market shall be open for business.

                                   ARTICLE II
                       PURCHASE AND SALE OF COMMON STOCK

      Section 2.1 Redemptions.

            (a) Upon the terms and conditions set forth herein, at any time during the term of this Agreement, subject to the provisions of Section 2.2(a), below, Rajala may require the Company to purchase shares of Common Stock then held by Rajala (up to the Maximum Redemption Amount), which shares were acquired by Rajala in connection with the sale of his distribution business to the Company in 2007, by the delivery of a Redemption Notice. The Redemption Notice shall specify the dollar value of the Redemption Shares (the "Redemption Amount") Rajala desires to sell and the Company is required to purchase pursuant to this Agreement. The number of Redemption Shares that the Company shall purchase pursuant to such Redemption shall be determined by dividing the Redemption Amount specified in the Redemption Notice by the Purchase Price with respect to such Redemption Notice.

            (b) Rajala may redeem shares with an aggregate Purchase Price of $100,000 in the first year of this Agreement, up to $200,000 in the second year (less any amount purchased in the first year), and up to $300,000 in the third year (less any amount purchased in the first two years), until the Maximum Redemption Amount has been redeemed.

      Section 2.2 Mechanics.

            (a) Redemption Notice. At any time and from time to time during the first five (5) business days of a fiscal quarter of the Company, Rajala may deliver a Redemption Notice to the Company, which shall not exceed the amounts indicated in Section 2.1(b).

            (b) Date of Delivery of Redemption Notice. A Redemption Notice shall be deemed delivered on (i)the Trading Day it is received by facsimile or otherwise by the Company if such notice is received on or prior to 12:00 noon Utah time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Utah time on a Trading Day or at anytime on a day which is not a Trading Day.

      Section 2.3 Closings. On or prior to each Closing Date for any Redemption,
(a) Rajala shall deliver to the Company one or more certificates representing the Redemption Shares purchased by the Company pursuant to Section 2.1 herein, registered in the name of Rajala and (b) the Company shall deliver the Redemption Amount specified in the Redemption Notice by check or wire transfer of immediately available funds to an account designated by Rajala within ten
(10) days of receipt of the Redemption Shares. In addition, on or prior to such Closing Date, each of the Company and Rajala shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF RAJALA

      Rajala represents and warrants to the Company that:

      Section 3.1 No Legal Advice from the Company. Rajala acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and investment and tax advisors. Rajala is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

      Section 3.2 Sophisticated Investor. Rajala is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Rajala has such experience in business and financial matters that he is capable of evaluating the merits and risks of an investment in the Common Stock. Rajala acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3 Authority.

            (a) Rajala has the requisite power and authority to enter into and perform his obligations under this Agreement and the transactions contemplated hereby in accordance with its terms;

            (b) The execution and delivery of this Agreement and the consummation by Rajala of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization is required; and

            (c) This Agreement has been duly authorized and validly executed and delivered by Rajala and constitutes a valid and binding obligation of Rajala enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4 Not an Affiliate. Rajala is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof, will not:

            (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Rajala,

            (b) violate any provision of any indenture, instrument or agreement to which Rajala is a party or is subject, or by which Rajala or any of his assets is bound, or conflict with or constitute a material default thereunder,

            (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Rajala to any third party, or

            (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which Rajala is subject or to which any of his assets, operations or management may be subject.

      Section 3.6 Disclosure and Access to Information. Rajala has had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Rajala that, except as disclosed in the SEC Documents:


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

      Section 4.1 Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      Section 4.2 Authority.

            (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement;

            (b) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and

            (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 4.3 Common Stock. The Company has registered the Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of the Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

      Section 4.4 SEC Documents. The Company may make available to Rajala true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). To the Company's knowledge, the Company has not provided to Rajala any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, do not and will not

            (a) result in a violation of the Articles or Bylaws, or

            (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or

            (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Rajala herein.

      Section 4.6 No Material Adverse Change. Since June 30, 2009 no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

      Section 4.7 No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since June 30, 2009 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

      Section 4.8 No Undisclosed Events or Circumstances. Since June 30, 2009, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 4.9 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which would have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect.

      Section 4.10 Material Non-Public Information.

      The Company is not in possession of, nor has the Company or its agents disclosed to Rajala, any material non-public information that

            (a) if disclosed, would reasonably be expected to have a materially adverse effect on the price of the Common Stock or

            (b) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                   ARTICLE V
                              COVENANTS OF RAJALA

      Section 5.1 Compliance with Law; Trading in Securities. Rajala's trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of FINRA and the Principal Market on which the Common Stock is listed or quoted.

      Section 5.2 Short Sales and Confidentiality. Neither Rajala nor any affiliate of Rajala acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof to the final redemption hereunder. Other than to other persons party to this Agreement, Rajala has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

      Section 6.1 Notice of Certain Events Affecting Securities; Suspension of Right to Make a Redemption. The Company shall promptly notify Rajala upon the occurrence of any of the following events in respect of a Redemption which has not otherwise been publicly disclosed by the Company through a press release or any filing made by the Company under the Exchange Act:

            (a) receipt of any request by the SEC or any other federal or state governmental authority;

            (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the trading of the Company's securities or the initiation of any proceedings for that purpose;

            (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Company's securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or

            (d) the happening of any event that makes any statement made in the Company's SEC Documents or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the SEC Documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



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
                                  ARTICLE VII
                                    NOTICES

      Section 7.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

                          Dynatronics Corporation
                          7030 Park Centre Drive
                          Salt Lake City, Utah 84121
                          Attn: Robert Cardon
                          Tel: (801) 568-7000
                          Fax: (801) 568-7711

 With a copy (which shall not constitute notice) to:

                          Durham Jones & Pinegar, P.C.
                          Attention: Kevin R. Pinegar
                          111 East Broadway, Suite 900
                          Tel: (801) 415-3000
                          Fax: (801) 415-3500

If to Rajala:

                          John Rajala
                          12 Red Maple Place
                          Danville, CA  94506
                          Tel: (925) 640-8515

Either party hereto may from time to time change its address or facsimile number for notices under this Section 7.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                  ARTICLE VIII
                                 MISCELLANEOUS

      Section 8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflicts of law. Each of the Company and Rajala hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Salt Lake County, Utah with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

      Section 8.2 Jury Trial Waiver. The Company and Rajala hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement.

      Section 8.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and Rajala and their respective successors and permitted assigns. Neither this Agreement nor any rights of Rajala or the Company hereunder may be assigned by either party to any other person without the prior written consent of the other party, which shall not be unreasonably withheld.

      Section 8.4 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Company and Rajala and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 8.5 Termination. Rajala may terminate this Agreement at any time by written notice to the Company. Additionally, this Agreement shall terminate on June 30, 2013 or such earlier date as the Maximum Redemption Amount ($300,000) has been purchased by the Company, or as otherwise provided herein (unless extended by the agreement of the Company and Rajala).

      Section 8.6 Entire Agreement, Amendment, No Waiver. This Agreement and the instruments referenced herein contain the entire understanding of the Company and Rajala with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Rajala makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      Section 8.7 Fees and Expenses. Each of the Company and Rajala agrees to pay its own expenses in connection with the preparation of this Agreement and performance of its obligations hereunder.

      Section 8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

      Section 8.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 8.10 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      Section 8.11 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

      Section 8.12 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the Closing Bid Price of the Common Stock on any given Trading Day for the purposes of this Agreement shall be the Principal Market or any successor thereto. The written mutual consent of Rajala and the Company shall be required to employ any other reporting entity.

      Section 8.13 Publicity. The Company and Rajala shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement. Rajala acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts" as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. Rajala further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.



                         [SIGNATURES ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                              /s/ John Rajala
                                              ----------------------------------
                                              John Rajala



                                              Dynatronics Corporation





                                              By: /s/ Kelvyn Cullimore, Jr.
                                                 -------------------------------

                                              Its: President and CEO
                                                  ------------------------------













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